UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2021

BRIDGELINE DIGITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33567	52-2263942
(Commission File Number)	(IRS Employer Identification No.)

100 Sylvan Road, Suite G700, Woburn, MA	01801
(Address of Principal Executive Offices)	(Zip Code)

(781) 376-5555
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BLIN	NASDAQ

Item               Completion of Acquisition or Disposition of Assets.

2.01

On March 1, 2021, Bridgeline Digital, Inc. (the “Company”) completed its previously disclosed acquisition of all of the issued and outstanding shares of Woorank SRL (“Woorank”) (the “Acquisition”). At closing, the Company issued a total of 29,433 shares of its unregistered common stock, par value $0.001 per share, of which 9,433 shares were issued as payment of a portion of the purchase price for the Acquisition and the remaining shares were issued to as consideration to the founder of Woorank for assistance with certain matters related to the Acquisition until March 1, 2022. In addition, approximately €1.9 million of Woorank’s existing debt obligations became consolidated debt of the Company, of which approximately €1.6 million will be current debt with payment due within one year. The Company funded all other amounts payable at closing, totaling approximately €0.2 million, from the Company’s cash on hand.

The material terms of the Purchase Agreement were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on February 3, 2021, which is incorporated herein by reference.

Item               Unregistered Sales of Equity Securities.

3.02

Please see Item 2.01 with respect to shares of common stock issued upon closing of the Acquisition.

Item               Changes in Registrant’s Certifying Accountant.

4.01

(a)     Dismissal of Previous Independent Registered Accounting Firm

On February 26, 2021, the Audit Committee of the Company’s board of directors, informed Marcum LLP (“Marcum”) of its decision to dismiss Marcum as the Company's independent registered public accounting firm, effective as of that date.

Marcum’s report on the Company’s consolidated financial statements as of September 30, 2020 and September 30, 2019 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than, in each of the years ended September 30, 2020 and September 30, 2019, to include an explanatory paragraph regarding doubt as to the Company’s ability to continue as a going concern.

During the years ended September 30, 2020 and September 30, 2019 and the subsequent interim period through February 26, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused Marcum to make reference to the subject matter of the disagreements or reportable events in connection with its reports on the financial statements for such years. During the years ended September 30, 2020 and September 30, 2019 and the subsequent interim period through February 26, 2021, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Marcum with a copy of the disclosure it is making in this Current Report on Form 8-K and requested that Marcum furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission stating whether Marcum agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of Marcum’s letter to the SEC dated March 2, 2021 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)     Appointment of New Independent Registered Public Accounting Firm

On February 27, 2021, the Company’s Audit Committee approved the engagement of PKF O’Connor Davies (“PKF”) as the Company’s new independent registered public accounting firm for the fiscal year ending September 30, 2021, effective immediately. During the fiscal years ended September 30, 2020 and September 30, 2019 and through the subsequent interim period as of February 26, 2021, neither the Company, nor any party on behalf of the Company, consulted with PKF regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the audit opinion that might be rendered regarding the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that PKF concluded was an important factor considered by the Company in deciding on any accounting, auditing or financial reporting issue, or (b) any matter subject of any “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

5.02               Compensatory Arrangements of Certain Officers.

Effective on February 25, 2021, the Company and Roger “Ari” Kahn entered into a First Amendment to Roger “Ari” Kahn’s Employment Agreement (the “Amendment”) which amended Mr. Kahn’s September 12, 2019 employment agreement with the Company. Under the terms of Mr. Kahn’s Employment Agreement, as amended: Mr. Kahn is entitled to an annual salary of $330,000 starting on date of the Amendment, and annual bonus, which is established at $137,500 for the Company’s 2021 fiscal year, upon attainment of metrics mutually determined by the Company and Mr. Kahn; Mr. Kahn may be granted stock options in the discretion of the Company; the Employment Agreement continues for successive one-year periods unless terminated by the Company on at least 60 days’ notice before the end of the annual term in effect; the Company will pay to Mr. Kahn if he is terminated by the Company without cause, or he terminates employment for good reason, severance of 12 months of salary, plus two times his annual bonus subject to adjustment as provided in the Amendment. Additionally, the Employment Agreement as amended contains customary provisions relating to grounds for early termination; restrictive covenants; expense reimbursement and employee benefits.

The above description of Mr. Kahn’s Employment Agreement, as amended by the Amendment, is qualified in its entirety by reference to the full texts of Mr. Kahn’s Employment Agreement dated September 12, 2019, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 18, 2019, and the Amendment, attached as Exhibit 10.1 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item               Financial Statements and Exhibits

9.01

(a)     Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b)     Pro Forma Financial Information.

The Company intends to file any pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(d)     Exhibits

See Exhibit Index.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, the Press Release, and the exhibits hereto (collectively, this “Current Report”) may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management.  We often use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions to identify forward-looking statements.  All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report should be considered forward-looking statements, including, without limitation, that the Closing of the Acquisition, the receipt of any necessary consents set forth in the Purchase Agreement, and whether the Acquisition will yield the strategic benefits anticipated by management.  Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties. The Company does not assume any obligation to update the information contained in this Current Report.

Exhibit Index

Exhibit Number	Description
2.1	Share Purchase Agreement, by and between the Company and Woorank SRL., dated February 2, 2021. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed February 3, 2021.)
10.1	First Amendment to Roger “Ari” Kahn’s Employment Agreement dated February 25, 2021.
16.1	Letter from Marcum, LLP to the Securities and Exchange Commission, dated March 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

By:	/s/ Mark G. Downey
Mark G. Downey
Chief Financial Officer

Dated: March 2, 2021